MANUFACTURING AGREEMENT

     This Manufacturing Agreement ("Agreement") is made and entered into this 28th day of September, 2005, by and between R&D Products, LLC., a Utah Limited Liability Company, with a place of business at 47 East 7200 South No. 201, Midvale, Utah 84047 ("R&D"), and Flexpoint Sensor Systems, Inc., a Delaware corporation doing business in Utah with a place of business at 106 West 12200 South, Draper, Utah 84020, ("Flexpoint"). R&D has developed a mattress having multiple air chambers ("Mattress") that utilizes Bend Sensors ("Sensors"). Flexpoint agrees to manufacture Sensors for R&D in accordance with the following terms and conditions:


                     Article 1. Manufacture.

1.1 Quantity. Subject to the terms and conditions of this Agreement, R&D hereby agrees to purchase from Flexpoint and Flexpoint hereby agrees to manufacture and make available to R&D not less than the quantity and size of Sensors necessary for R&D to manufacture the Mattresses. The quantity, size and unit price for the Sensors required are specified in Exhibit "A" attached hereto and incorporated herein. The Agreement and pricing schedule may be modified to include pricing for connectors, hardware and software as agreed to from time to time by the Parties to this Agreement.


           Article 2. Inspection and Quality Controls.

2.1 Standard of Manufacture. The Sensors shall be manufactured by Flexpoint in conformity with the best standard manufacturing practices all in accordance with the plans and specifications as provided by R&D.

2.2 Quality Control. R&D may dispatch at its own expense, quality control engineers or equivalent personnel to work with the quality control engineers of Flexpoint for purposes of inspection of the initial phase of production by Flexpoint of the Sensors. Such personnel of R&D shall have reasonable access during normal business hours to portions of Flexpoint's plant and facilities where the Sensors are manufactured, and shall have the right to suggest quality control remedies with respect to the material and workmanship of the Sensors. In addition, R&D shall have the right, during the term of this Agreement, to send personnel at its own cost and expense to inspect the plant and facilities of Flexpoint and to make recommendations to Flexpoint regarding quality control of the Sensors which are being manufactured by Flexpoint, which recommendations will not be unreasonably rejected by Flexpoint. Each shipment of Sensors by Flexpoint to R&D will include accurate quality control reports in the form agreed to by the parties.


                      Article 3.   Purchase.

3.1 Purchase Price. The unit prices at which the Sensors shall be sold by Flexpoint to R&D are listed in Exhibit "A", attached hereto and incorporated by this reference. One year from the day and year first written above, and each year thereafter, the parties hereto agree to adjust the prices in Exhibit A to reflect the change in the industry standard price of a buyer similarly situated to Flexpoint of Polyimide.

3.2 Orders. Orders from R&D shall be placed by delivery of a purchase order to Flexpoint. Delivery dates for Sensors so ordered shall be determined by mutual agreement. The foregoing method shall be the only method by which R&D commits to purchase Sensors from Flexpoint and Flexpoint commits to sell Sensors to R&D. R&D agrees to assist Flexpoint in its production planning by providing Flexpoint each calendar quarter with a forecast of R&D's anticipated orders during the next six (6) months. R&D's purchase from Flexpoint shall be under the Terms and Conditions of Flexpoint's Purchase Orders, unless otherwise agreed in writing, a copy of the Flexpoint's Terms and Conditions of Sale is attached hereto as Exhibit "B" (the "T&C") and is incorporated herein by this reference. In the event there is a conflict between any of the terms of this Agreement and the terms of the T&C, the terms of this Agreement shall prevail.

3.3 Shipping. Sensors shall be packed in accordance with R&D's packing instructions and in accordance with R&D's specifications, which shall be mutually agreed by R&D and Flexpoint from time to time. Prices for the Sensors include the cost of packing. Each delivery of the Sensors to R&D must include a packing list that contains at least R&D's Order number, the quantity of Sensors shipped and the date of shipment and the results of any testing performed on the Sensors pursuant to Section 3.4 of this Agreement.

      (A) All purchases shall be FOB Flexpoint's Manufacturing Facility. Risk of loss shall pass to R&D upon shipping of the Sensors by Flexpoint.

3.4 Inspection of Shipments. Within ten (10) days of receipt by R&D of any delivery, R&D shall inspect the same and immediately notify Flexpoint in writing of any breakage, tampering, shortage or other discrepancy. R&D shall retain any broken or tampered products in their original packaging for inspection by Flexpoint or its insurer.


                       Article 4.  Payment.

4.1 Terms. Payment terms are net thirty (30) days from date of receiving any given shipment and payment shall be made at Flexpoint's place of business. Each invoice submitted by Flexpoint shall reference R&D's purchase order number.

4.2 Independent Transactions. Each shipment shall be treated as a separate transaction, but in the event of any default of R&D, Flexpoint may decline to make further shipments without in any way affecting its rights hereunder. If, despite any default by R&D, Flexpoint elects to continue to make shipments, Flexpoint's action shall not constitute a waiver of any default by R&D or in any way affect Flexpoint's legal remedies for any such default.


                     Article 5.  Warranty.

5.1 Warranty. Flexpoint warrants each Sensor against manufacturing defects for one (1) year from the receipt of the Sensor by R&D. Flexpoint shall, credit the purchase price on future orders.


                  Article 6.   Confidentiality.

6.1 Proprietary Information. All proprietary information such as know-how, technical documentation, formularies, trade secrets and other information obtained by Flexpoint from R&D and by R&D from Flexpoint regarding the manufacture, software, hardware or any other component of the Mattresses and/or the Sensors ("Confidential Information") hereunder shall be kept confidential, and all such proprietary information and other information so obtained by Flexpoint or R&D shall not be used otherwise than as specified in this Agreement. Flexpoint and R&D shall not disclose to any person or entity other than its own employees and shall develop all reasonable means of preventing its own employees from so disclosing to others such proprietary information and other information obtained from the other hereunder.

6.2 Guarantee of Confidentiality. The parties hereto mutually agree to protect Confidential Information of the other party. Confidential Information may be disclosed by either party to this Agreement only to those persons within each party's respective organization who "need to know" such information in order to perform their responsibilities under this Agreement on behalf of the parties to this Agreement. Both Flexpoint and R&D will cause each of its employees to: (a) keep in confidence all Confidential Information;
(b) not use any Confidential Information for any purpose other than the performance of this Agreement; (c) not disclose any Confidential Information to any third party without prior written consent of the party which is the owner of said Confidential Information; and (d) upon request, return all of Confidential Information, regardless of form and including, without limitation, all copies, analyses, derivations and compilations of Confidential Information to the party which owns the Confidential Information within fifteen (15) days after the termination of this Agreement for any reason and both parties shall provide verification that all Confidential Information has been returned to the other.

6.3 Exception. The restrictions and obligations of Sections 6.1 and 6.2 above as to use and disclosure of Confidential Information and other proprietary information will not be applicable to any information:

      (A) Which is already known to the Receiving Party prior to receipt of the information from the Disclosing Party so long as the Receiving Party has clear and convincing evidence thereof;

      (B) Which is or becomes available from another source (without the use of proprietary information);

      (C) Which is independently developed by the receiving party (without the use of proprietary information); or

      (D) Which is or becomes available to the public through no breach of this Agreement by the receiving party.


                 Article 7.   Non Competition.

7.1 Covenant Not to Compete. During the term of this Agreement and for whatever period of time R&D is manufacturing the Mattress or other products which utilize the Sensors, Flexpoint shall not compete directly or indirectly with R&D anywhere in the world or in such smaller territory as may be determined by a court or tribunal of competent jurisdiction, by designing, making, selling, offering to sell the Mattress, any component thereof, or any item useful to manufacturer the Mattresses; or any component thereof, or any other item that is competitive therewith in the application of Flexpoint's technology for the uses contemplated under this Agreement, or any system that uses or employs any of R&D's Confidential Information.

7.2 Covenant Not to Compete. During the term of this Agreement R&D shall not compete directly or indirectly with Flexpoint, nor attempt to circumvent this Agreement by contracting with any other party to design or produce, anywhere in the world or in such smaller territory as may be determined by a court or tribunal of competent jurisdiction, by designing, making, selling, offering to sell the Sensors, any component thereof, or any item useful to manufacturer the Mattresses; or any component thereof, including Sensors, software or hardware, or any other item that is competitive therewith in the application of Flexpoint's technology for the uses contemplated under this Agreement, or any system that uses or employs any of Flexpoint's Confidential Information.


                 Article 8.   Proprietary Rights.

8.1 Intellectual Property. All inventions, technical information and proprietary rights conceived or reduced to practice by any one or more employees, agents, vendors, consultants or representatives of each party prior to this Agreement will remain the property of that party. These inventions, technical information and proprietary rights conceived or reduced to practice by any one or more employees, agents, vendors, consultants or representatives of each party in conjunction with an employee, agent, vendor, consultant or representative of Flexpoint shall be the exclusive property of that party.

     (A) All R&D made inventions, technical information and proprietary rights which are conceived pursuant to this Agreement will remain the property of R&D.

     (B) Each party shall promptly disclose to the other party all inventions and technical information which are conceived or developed pursuant to this Agreement and shall add them as an addition or amendment to Exhibit "A".

     (C) New Flexpoint-made inventions, technical information and proprietary rights which are conceived in relation to Flexpoint's performance under this Agreement and are not based upon proprietary information of R&D, will remain the property of Flexpoint. However, Flexpoint grants R&D a royalty-free, irrevocable, non-exclusive worldwide license to make, use and sell to the extent said proprietary information is necessary to manufacture any R&D product for the term of this Agreement and any extensions thereto.

     (D) Flexpoint shall promptly disclose to R&D all Flexpoint-made inventions and technical information which are conceived or developed pursuant to this Agreement and shall add them as an addition or amendment to Exhibit "A".

     (E) All jointly made inventions, technical information, Confidential Information and proprietary rights which are conceived pursuant to this Agreement and are not based upon R&D's proprietary information nor Flexpoint's proprietary information, will become the joint property of Flexpoint and R&D, and both parties shall determine the use of any such joint property.


                Article 9.   Term and Termination.

9.1 Term. The term of this Agreement shall be a period of five years from the day and year first written above ("Effective Date"). This Agreement will be renewed automatically for one or more successive one-year terms, unless R&D or Flexpoint gives its written notice of non-renewal to the other party not less than ninety (90) days prior to the expiration of the then current term.

9.2 Breach of Agreement. In the event of material breach of this Agreement, R&D or Flexpoint, as the case may be, may notify the defaulting party of the breach and give notice in writing of the non-defaulting party's intention to terminate this Agreement. If the non-defaulting party is not, within thirty
(30) days from and after receipt of written notice of default, provided with a plan of corrective action and/or if substantial efforts to cure the default in accordance with the plan are not made within an additional thirty, (30) day curative period, and such breach is not substantially corrected as provided above, the non-defaulting party may terminate this Agreement by sending written notice of such termination to the other party, whereupon this Agreement shall terminate. In the event the non-defaulting party elects to terminate this Agreement, the notice of termination must be sent to the defaulting party within fifteen (15) days after the expiration of the ninety
(90) day period mentioned above.

9.3 Dissolution and Assignment. In the event either party (a) ceases to function as a going concern, (b) makes an assignment for the benefit of creditors, (c) becomes the subject of any proceeding under any applicable bankruptcy, receivership, insolvency or similar laws instituted by or against such party, which proceeding is not dismissed as to such party within forty-five (45) days after it has been instituted, or (d) liquidates, dissolves, sells substantially all of its assets, merges or consolidates, and R&D or Flexpoint, as appropriate, is not the surviving corporation, the other party shall have the right to terminate this Agreement by giving the other party written notice, whereupon this Agreement shall immediately terminate and all unused Sensors and equipment shall be returned to Flexpoint.

9.4 Termination. Any termination of this Agreement shall not relieve either party of its obligations as to any surviving obligations of the Parties, including but not limited to Articles 5, 6, 7 and 8, hereof or of any obligations previously incurred pursuant to this Agreement.


                Article 10.   General Provisions.

10.1 Force Majeur. If the performance of this Agreement or any obligation hereunder, is prevented, restricted or interfered with by reason of fire, flood, earthquake, explosion or other casualty or accident; or labor disputes; supplies or power; war or other violence; any law, order, proclamation, regulation, ordinance, demand or requirement of any government agency; or any other act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the party so affected shall take all reasonable steps to avoid or remove such causes of nonperformance and shall resume performance hereunder with dispatch whenever such causes are removed. Each party shall promptly notify the other in writing within fifteen (15) days of the existence of any excusable non-performance or any delays and the anticipated duration thereof.

10.2 Indemnification. Flexpoint shall indemnify and hold R&D and all of its members, mutual managers, employees, agents and representatives, separately and together, harmless for any and all claims, demands, loss, repairs, recalls, defects, causes of action, obligations, damages and liabilities of any kind or nature whatsoever, whether known or unknown, suspected or claimed arising directly or indirectly out of the manufacturing of the Sensor. These indemnity obligations of Flexpoint shall survive termination of this Contract.

10.3 Indemnification. R&D shall indemnify and hold Flexpoint and all of its members, mutual managers, employees, agents and representatives, separately and together, harmless for any and all claims, demands, loss, repairs, recalls, defects, causes of action, obligations, damages and liabilities of any kind or nature whatsoever, whether known or unknown, suspected or claimed arising directly or indirectly out of the manufacturing of the Sensor. These indemnity obligations of R&D shall survive termination of this Contract.

10.4 Survival. In the event any one or more of the provisions of this Agreement is held to be unenforceable under the law of any country, state or organization, (a) such unenforceability shall not effect any other provision of this Agreement; (b) this Agreement shall be construed as if said unenforceable provisions had not been contained therein; and (c) the parties shall negotiate in good faith to replace the unenforceable provisions by such enforceable provisions as has the effect nearest to that of the provisions being replaced.

10.5 Non Waiver. No delay on the part of either party in exercising any of its respective rights hereunder or the failure to exercise the same nor the acquiescence in or waiver of a breach of any term, provision or condition of this Agreement shall be construed to operate as a waiver of any such rights or acquiescence thereto, except for the specific instance of delay, waiver or acquiescence.

10.6 Assignment. This Agreement and the rights and obligations hereunder may not be assigned by either party without the prior written consent of the other party.

10.7 Agency. This Agreement shall not constitute a partnership agreement and Flexpoint is not the agent of R&D and R&D is not the agent of Flexpoint. Neither party shall have the actual or apparent right, or express or implied authority, to assume, create or incur any liability or obligation on behalf of the other.

10.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them or by their attorneys and delivered by hand, or deposited in the mail, certified, return receipt requested, properly addressed and postage prepaid, as follows:

If to R&D:                         If to Flexpoint:

   R&D Products, LLC.                 Flexpoint Sensor Systems, Inc
   Attn. Jules A. DeGreef             Attn. Clark M. Mower
   47 East 7200 South #201            106 West 12200 South
   Midvale, Utah 84047                Draper, UT  84020


With copy to:

   Bruce H. Shapiro
   Shapiro Partridge, PLC
   3760 South Highland Drive #500
   Salt Lake City, Utah  84106


10.9 Entire Agreement. This instrument and the Service Agreement dated August 31, 2004 (attached hereto as Exhibit "C", any conflict between this Agreement and the Service Agreement, the terms and conditions of this Agreement shall prevail) that is signed by the Parties constitute the entire agreement between the parties with respect to the transactions contemplated herein and supersedes all previous written or oral negotiations, commitments and writings and cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

10.10 Governing Law. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of Utah without regard to Utah's Conflict of Law laws. Any judicial proceeding brought to enforce this Agreement, or any matter related thereto, shall be brought in the appropriate courts for Salt Lake County, State of Utah or the appropriate United States District Court in the State of Utah. By execution of this Agreement, each party accepts and agrees to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

10.11 Authority. Each person who signs this Agreement warrants that he/she does so with the full and legal authority to execute this Agreement on behalf of the respective parties of this Agreement.

10.12 Attorney's fees. In the event that any action or proceeding is brought by any party against any other party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney fees, whether such sums are expended with or without suit, at trial or on appeal.

10.13 Construction. This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted and shall be construed as if all parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all the parties hereto participated equally in the drafting hereof; and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

10.14 Waiver. R&D has asked Shapiro Partridge, PLC, Bruce H. Shapiro to provide attorney services in connection with the preparation of this Agreement. The Parties acknowledge that Bruce H. Shapiro has represented all of the parties in prior matters and may be representing the parties in current matters, unrelated to this Agreement.

     (A) The Parties acknowledge that Bruce H. Shapiro is representing R & D in the preparation of this Agreement and that the Flexpoint has been advised to seek independent representation by counsel of its own choice and that the Flexpoint is not relying upon Bruce H. Shapiro to act as its attorney in connection with any matter related to this Agreement.

     (B) The Parties acknowledge that they have been informed that numerous adverse interests could arise between the parties and the application of this Agreement.

     (C) The Parties acknowledge that Bruce H. Shapiro has informed them that he is governed by specific rules of ethics relating to present or potential conflicts of interests. The parties further acknowledge that a copy of the rules has been made available for their review. The parties acknowledge that Bruce H. Shapiro has acted as R&D's attorney in the preparation of this Agreement. The parties waive any conflict of interest that could be interpreted as arising by the services provided by Bruce H. Shapiro.


                  [SIGNATURES ON FOLLOWING PAGE]


IN WITNESS WHEREFORE, each of the undersigned has executed this agreement on the day and year first above written.



R&D Products, LLC,                    Flexpoint Sensor Systems, Inc.,
a Utah limited liability company      a Delaware corporation


      /s/ Jules A. deGreef                 /s/ Clark M. Mower
By:_____________________________      By:______________________________
      Jules A. deGreef, Manager            Clark M. Mower, President





Exhibit A -  Quotation # 05TED0923

Exhibit B -  Flexpoint Sensor Terms and Conditions of Sale